UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2021

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.01 per share	CHH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting of Shareholders held on May 7, 2021, three proposals were submitted to the Company’s shareholders. The final voting results of these proposals were as follows:

Proposal 1

The Company’s shareholders elected the following nine directors to hold office for a term of one year ending at the 2022 Annual Meeting of Shareholders or until their respective successors are elected and qualified. The voting results are set forth below:

	Votes For	Votes Against	Votes Abstained	Broker Non-Vote
Brian B. Bainum	51,203,125	891,438	32,123	1,432,351
Stewart W. Bainum, Jr.	51,067,635	1,027,159	31,892	1,432,351
William L. Jews	51,057,834	1,045,650	23,202	1,432,351
Monte J. M. Koch	51,541,123	562,347	23,216	1,432,351
Liza K. Landsman	52,068,227	32,680	25,779	1,432,351
Patrick S. Pacious	51,830,762	272,696	23,228	1,432,351
Ervin R. Shames	50,945,215	1,156,413	25,058	1,432,351
Maureen D. Sullivan	51,417,981	685,737	22,968	1,432,351
John P. Tague	51,628,074	475,237	23,375	1,432,351

Proposal 2

The Company’s shareholders approved an advisory vote on executive compensation of our named executive officers. The voting results are set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non- Vote
42,276,271	9,744,942	105,473	1,432,351

Proposal 3

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The voting results are set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non- Vote
53,405,871	117,452	35,714	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2021	/s/ Simone Wu
Simone Wu
Senior Vice President, General Counsel, Corporate Secretary & External Affairs